     As filed with the Securities and Exchange Commission on April 14, 1999

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            U.S. PLASTIC LUMBER CORP.
             (Exact name of Registrant as specified in its charter)

                NEVADA                                       3080                                 87-0404343
   -------------------------------               ----------------------------               ----------------------
   (State or other jurisdiction of               (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)               Classification Code Number)                Identification Number)

                            U.S. PLASTIC LUMBER CORP.
                               2300 W. Glades Road
                                   Suite 440 W
                            Boca Raton, Florida 33431
    (Address, including zip code of Registrant's principal executive offices)

                            U.S. PLASTIC LUMBER CORP.
                        1999 EMPLOYEE STOCK OPTION PLAN,
                1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND
                    COMPENSATION ARRANGEMENTS WITH DIRECTORS,
                       EMPLOYEES AND IMPORTANT CONSULTANTS
                            (Full title of the Plan)

                                BRUCE C. ROSETTO
                            U.S. Plastic Lumber Corp.
                               2300 W. Glades Road
                                   Suite 440 W
                              Boca Raton, FL 33431
                                 (561) 394-3511
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            JANE K. STORERO, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================

                                           AMOUNT           PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF               TO BE            OFFERING PRICE          PROPOSED MAXIMUM         AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED(1)           PER SHARE             OFFERING PRICE      REGISTRATION FEE

============================================================================================================================
Common Stock................              3,743,500                (2)                 $28,029,850             $7,793
----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the compensation arrangements with various employees, directors and important consultants, may become subject to the such options pursuant to the anti-dilution provision of such arrangements.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee as follows: 400,000 shares are being registered based upon an exercise price of $2.25 per share ($900,000 in the aggregate), 5,000 shares are being registered at $2.50 per share ($12,500 in the aggregate), 701,000 shares are being registered at $3.50 per share ($2,453,500 in the aggregate), 400,000 shares are being registered at a price of $4.00 per share ($1,600,000 in the aggregate), 150,000 shares are being registered at a price of $4.35 per share ($652,500 in the aggregate), 40,000 shares are being registered at $4.50 per share ($180,000 in the aggregate), 20,000 shares are being registered at a price of $4.75 per share ($95,000 in the aggregate), 32,500 shares are being registered at a price of $5.00 per share ($162,500 in the aggregate), 20,000 shares are being registered at a price of $5.625 per share ($112,500 in the aggregate), 10,000 shares are being registered at a price of $6.00 per share ($60,000 in the aggregate), 15,000 shares are being registered at a price of $7.22 per share ($108,300 in the aggregate), and the remaining 1,950,000 shares are being registered based upon the average of the bid and asked prices of the common stock on the Nasdaq Stock Market of $7.875 per share on April 12, 1999 ($15,356,250 in the aggregate).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.    PLAN INFORMATION.

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to option recipients specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The document(s) containing the information specified in Item 2 will be sent or given to option recipients as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously or concurrently filed by U.S. Plastic Lumber Corp. ("USPL" or the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

             (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (File No. 000-23855) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all amendments thereto;

             (ii) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (i) above; and

             (iii) The description of the Company's Common Stock, which is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 000-23855) filed with the Commission on March 2, 1998 and all amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, be reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Bruce
C. Rosetto, Secretary of the Company, U.S. Plastic Lumber Corp., 2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431, telephone number (561) 394-3511.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Bruce C. Rosetto, Esquire, the Vice President, General Counsel and Secretary of the Company, will render the opinion regarding the legality of the stock to be issued pursuant to this registration statement. Mr. Rosetto will not receive any additional compensation for rendering such opinion. Mr. Rosetto was granted an option to purchase 150,000 shares of the Company's common stock as part of his compensation as an employee of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation limit liability of its officers and directors to the full extent permitted by the Nevada Business Corporation Act.

         Sections 18.7502 and 78.751 of the Nevada Business Corporation Act provides that each corporation:

         (1) may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and

         (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a Nevada corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Any indemnification under Sections 1 and 2, unless ordered by a court or advanced as provided by the Nevada statute and the Company's articles of incorporation, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

         The indemnification and advancement of expenses authorized in or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to the requirements of the Nevada statute and the Company's articles of incorporation, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         The Company has obtained insurance to cover the Company's directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the Common Stock.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.


REGULATION S-B
EXHIBIT NUMBER     DESCRIPTION
--------------     -----------


 4.1               Certificate of Incorporation of U.S. Plastic Lumber Corp.*

 4.2               Bylaws of U.S. Plastic Lumber Corp.**

 5                 Opinion of Bruce C. Rosetto, Esquire regarding legality.

10.1               Form of Option Agreement.

10.2               1999 Employee Stock Option Plan.***

10.3               1999 Non-Employee Director Stock Option Plan.****

23.1               Consent of Arthur Andersen LLP.

23.2               Consent of Bruce C. Rosetto, Esquire (included in Exhibit 5).

24                 Power of Attorney (included on the Signature Page).




-----------------------------

* Incorporated hereby by reference to Exhibit 3.5 of the Company's Registration Statement on Form SB-2 (File No. 333-22949) filed with the Commission on March 7, 1997.

** Incorporated hereby by reference to Exhibit 3.6 of the Company's Registration Statement on Form SB-2 (Registration No. 333-22949) filed with the Commission on March 7, 1997.

*** Incorporated hereby by reference to Exhibit 10.36 of the Company's Annual Report on Form 10-KSB (File No. 000-23855) for the fiscal year ended December 31, 1998, filed with the Commission on March 30, 1999.

**** Incorporated hereby by reference to Exhibit 10.37 of the Company's Annual Report on Form 10-KSB (File No. 000-23855) for the fiscal year ended December 31, 1998 filed with the Commission on March 30, 1999.

ITEM 9.  UNDERTAKINGS.

           (a)    The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective Registration Statement; and

                           (iii) to include any additional material information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida on March 14, 1999.


                                    U.S. PLASTIC LUMBER CORP.

      Date: March 14, 1999          By:  /s/ Mark S. Alsentzer
                                        --------------------------------
                                        Mark S. Alsentzer, Chairman, President,
                                        Chief Executive Officer and
                                        Director (Duly Authorized Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Alsentzer or Bruce C. Rosetto, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


              SIGNATURE                                     CAPACITY                                DATE
-------------------------------------    --------------------------------------------    --------------------------

/s/ Mark S. Alsentzer
----------------------------------       Chairman, President, Chief Executive Officer          March 14, 1999
Mark S. Alsentzer                        and Director (Principal Executive and
                                         Operating Officer)

/s/ Michael D. Schmidt
----------------------------------       Vice President - Finance                              March 14, 1999
Michael D. Schmidt                       (Chief Accounting Officer)


/s/ John Poling
----------------------------------       Chief Financial Officer                               March 14, 1999
John Poling                              (Principal Financial Officer)


/s/ Gary J. Ziegler
---------------------------------        Director                                              March 14, 1999
Gary J. Ziegler


/s/ Roger N. Zitrin
---------------------------------        Director                                              March 14, 1999
Roger N. Zitrin


/s/ Louis J. Paolino, Jr.
---------------------------------        Director                                              March 14, 1999
Louis J. Paolino, Jr.


/s/ August C. Schultes, III
---------------------------------        Director                                              March 14, 1999
August C. Schultes, III



                                  EXHIBIT INDEX


REGULATION S-B
EXHIBIT NUMBER         DESCRIPTION
--------------         -----------

    4.1                Certificate of Incorporation of U.S. Plastic Lumber Corp.*

    4.2                Bylaws of U.S. Plastic Lumber Corp.**

    5                  Opinion of Bruce C. Rosetto, Esquire regarding legality.

   10.1                Form of Option Agreement.

   10.2                1999 Employee Stock Option Plan.***

   10.3                1999 Non-Employee Director Stock Option Plan.****

   23.1                Consent of Arthur Andersen LLP.

   23.2                Consent of Bruce C. Rosetto, Esquire (included in Exhibit 5).

   24                  Power of Attorney (included on the Signature Page).



-----------------------------
* Incorporated hereby by reference to Exhibit 3.5 of the Company's Registration Statement on Form SB-2 (File No. 333-22949) filed with the Commission on March 7, 1997.

** Incorporated hereby by reference to Exhibit 3.6 of the Company's Registration Statement on Form SB-2 (Registration No. 333-22949) filed with the Commission on March 7, 1997.

*** Incorporated hereby by reference to Exhibit 10.36 of the Company's Annual Report on Form 10-KSB (File No. 000-23855) for the fiscal year ended December 31, 1998, filed with the Commission on March 30, 1999.

**** Incorporated hereby by reference to Exhibit 10.37 of the Company's Annual Report on Form 10-KSB (File No. 000-23855) for the fiscal year ended December 31, 1998 filed with the Commission on March 30, 1999.